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                                                                    EXHIBIT 4.54

                             SUPPLEMENTAL INDENTURE

         Supplemental Indenture (this "Supplemental Indenture"), dated as of December 1, 1999, among New Gaming Capital Partnership, Horseshoe Entertainment, Horseshoe Gaming, L.L.C., Horseshoe GP, Inc., Empress Casino Hammond Corporation, Empress Casino Joliet Corporation, Hammond Residential, L.L.C., Robinson Property Group, Limited Partnership and Bossier City Land Corporation (collectively, the "Guaranteeing Subsidiaries"), each a Subsidiary of Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), the Company and U.S. Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 11, 1999, providing for the issuance of 8_% Senior Subordinated Notes due 2009 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Subsidiaries of the Company are required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


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         2. Agreement to Guarantee. The Guaranteeing Subsidiaries irrevocably and unconditionally guarantee the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee in enforcing any rights under this Supplemental Indenture.

         The obligations of the Guaranteeing Subsidiaries to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Supplemental Indenture.

         No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Guarantors under this Supplemental Indenture or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiaries and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         The Obligations of the Guaranteeing Subsidiaries under this Supplemental Indenture shall be limited to the extent necessary to ensure that they do not constitute a fraudulent conveyance under applicable law.

         THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

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         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.


                                    THE COMPANY:


                                    HORSESHOE GAMING HOLDING CORP.


                                    By:
                                        ------------------------------------
                                             Name: Jack B. Binion
                                             Title:   President


                                    THE GUARANTEEING SUBSIDIARIES:


                                    HORSESHOE GP, INC.


                                    By:
                                        ------------------------------------
                                             Name: Jack B. Binion
                                             Title:   President

                                    NEW GAMING CAPITAL PARTNERSHIP

                                    By:      HORSESHOE GP, INC.,
                                             its General Partner

                                             -------------------------------
                                             Name: Jack B. Binion
                                             Title:   President



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                                   HORSESHOE ENTERTAINMENT

                                   By:      NEW GAMING CAPITAL PARTNERSHIP,
                                            its General Partner

                                   By:      HORSESHOE GP, INC.,
                                            its General Partner


                                            -------------------------------
                                            Name: Jack B. Binion
                                            Title:   President

                                   HORSESHOE GAMING, L.L.C.

                                   By:      HORSESHOE GAMING HOLDING CORP.,
                                            its Managing Member


                                            ---------------------------------
                                            Name: Jack B. Binion
                                            Title:   President

                                   EMPRESS CASINO HAMMOND CORPORATION


                                   By:
                                       ------------------------------------
                                            Name: Jack B. Binion
                                            Title:   President


                                   EMPRESS CASINO JOLIET CORPORATION


                                   By:_________________________________
                                            Name: Jack B. Binion
                                            Title:   President


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                                   HAMMOND RESIDENTIAL, L.L.C.

                                   By:      EMPRESS CASINO HAMMOND
                                            CORPORATION,
                                            its Managing Member


                                            ---------------------------------
                                            Name: Jack B. Binion
                                            Title:   President

                                   ROBINSON PROPERTY GROUP LIMITED PARTNERSHIP

                                    By:    HORSESHOE GP, INC.,
                                           its General Partner

                                           -------------------------------
                                           Name: Jack B. Binion
                                           Title:   President


                                    BOSSIER CITY LAND CORPORATION

                                    By:
                                        ------------------------------------
                                           Name: Jack B. Binion
                                           Title:   President


                                    TRUSTEE:

                                    U.S. TRUST COMPANY,
                                    NATIONAL ASSOCIATION


                                    By:
                                        ------------------------------------
                                           Name:
                                           Title:


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